Exhibit 2.1

Execution Version

Amendment to

AGREEMENT AND PLAN OF REorganization

This AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment”) is made and entered into as of February 16, 2021, by and among New Starship Parent Inc., a Delaware corporation (“New Starship”), Starship Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of New Starship (“First Merger Sub”), Starship Merger Sub II Inc., a Delaware corporation and a direct, wholly-owned subsidiary of New Starship (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), Payoneer Inc., a Delaware corporation (the “Company”), and FTAC Olympus Acquisition Corp., a Cayman Islands exempted company (“SPAC”). Capitalized terms used in this Amendment that are not otherwise defined or referenced herein shall have their respective meanings set forth in the Reorganization Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Agreement and Plan of Reorganization, dated as of February 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Reorganization Agreement”) by and among New Starship, the Merger Subs, the Company and SPAC; and

WHEREAS, the parties hereto desire to amend the Merger Agreement as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	The definition of “Per Share Merger Consideration Value” is hereby amended and replaced in its entirety as follows:

“Per Share Merger Consideration Value” shall mean an amount equal to (a) the Equity Value divided by (b) the number of Outstanding Company Equity Securities; provided that, solely for purposes of calculating the Per Share Merger Consideration Value, the Exchange Ratio and a Company Optionholder’s Cashout Vested Company Options, (x) subsections (b) and (c) of the definition of Equity Value and (y) the number of Outstanding Company Equity Securities shall, in each case, be determined as of March 31, 2021.”

2.	Section 8.1(g) of the Reorganization Agreement is hereby amended and replaced in its entirety as follows:

“(g) SPAC Cash of the kind described in clause (a) of the definition thereof shall equal or exceed the Minimum Cash Amount.”

3.	No Further Amendment. Except as and to the extent expressly modified by this Amendment, the Reorganization Agreement is not otherwise being amended, modified or supplemented. The Reorganization Agreement shall remain in full force and effect in accordance with its terms.

4.	References to the Reorganization Agreement. Each reference in the Reorganization to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Reorganization Agreement shall refer to the Reorganization Agreement as amended by this Amendment.

5.	Miscellaneous Provisions. Sections 11.1 (Notices), 11.2 (Interpretation), 11.3 (Counterparts; Electronic Delivery), 11.5 (Severability), 11.6 (Other Remedies; Specific Performance), 11.7 (Governing Law), 11.8 (Consent to Jurisdiction; Waiver of Jury Trial), 11.9 (Rules of Construction), 11.11 (Assignment) and 11.12 (Amendment) are incorporated herein by reference, mutatis mutandis.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

NEW STARSHIP PARENT INC.

By:	/s/ Ryan M. Gilbert
	Name:	Ryan M. Gilbert
	Title:	Chief Executive Officer

STARSHIP MERGER SUB I INC.

By:	/s/ Ryan M. Gilbert
	Name:	Ryan M. Gilbert
	Title:	Chief Executive Officer

STARSHIP MERGER SUB II INC.

By:	/s/ Ryan M. Gilbert
	Name:	Ryan M. Gilbert
	Title:	Chief Executive Officer

FTAC OLYMPUS ACQUISITION CORP.

By:	/s/ Ryan M. Gilbert
	Name:	Ryan M. Gilbert
	Title:	President and Chief Executive Officer

[Signature Page to Amendment to Agreement and Plan of Reorganization]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

PAYONEER INC.

By:	/s/ Scott Galit
	Name:	Scott Galit
	Title:	Chief Executive Officer

[Signature Page to Amendment to Agreement and Plan of Reorganization]